UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 3, 2017
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

 (203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect the Company’s current expectations regarding its products, its markets and its future financial and operating performance. These forward looking statements involve a number of risks and uncertainties, and actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, unanticipated slowdowns in the Company’s major markets, changing customer preferences, lack of success of new products, changes within our industry segments and in the overall economy, litigation, legislation, loss of customers, competition, increased raw material prices, problems associated with foreign sourcing of parts and products, worldwide conditions and foreign currency fluctuations, the impact of the acquisition and integration of Velvac Holdings, Inc. and its subsidiaries,  and other factors that may affect results of operations discussed from time to time, in the Company’s filings with the Securities and Exchange Commission

In addition, terrorist threats and the possible responses by the U.S. and foreign governments, the effects on consumer demand, the financial markets, the travel industry, the trucking industry and other conditions increase the uncertainty inherent in forward-looking statements. Forward-looking statements reflect the expectations of the Company at the time they are made, and investor should rely on them only as expressions of opinion about what my happen in the future and only at the time they are made. The Company undertakes no obligation to update any forward-looking statement. Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted and the Company may alter it business strategies to address changing conditions.

Explanatory Note

On April 3, 2017, the Company completed a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Velvac Holdings, Inc., a Delaware corporation (“Velvac”), Jeffery R. Porter, W. Greg Bland, John Backovitch, Dave Otto, Bob Otto, Timothy Rintelman, Robert Brester, Dan Mcgrew, Mark Moeller, Prospect Partners II, L.P. (collectively, the “Sellers”). Pursuant to the Securities Purchase Agreement, the Company acquired 100% of the issued and outstanding stock of Velvac from the Sellers (the “Acquisition”) for $39.5 million and an earnout consideration contingent upon Velvac achieving minimum earnings performance levels and based on sales of Velvac’s new proprietary Road-iQ product line (the “Earnout Consideration”). The Acquisition was financed with a $31 million term loan from People’s United Bank, National Association  (“People’s”), a $5 million draw down on the Company’s $10 million revolving credit facility with People’s and $3.5 million in cash.

In the Company’s current report on Form 8-K filed on April 7, 2017 to report the acquisition (the “Initial Form 8-K”), the Company indicated that the financial statements and pro forma financial information under Item 9.01 of Form 8-Kwould be filed no later than 71 days after the date of the Initial Form 8-K reporting the Acquisition was required to be filed. This amendment to the Initial Form 8-K, is to (a) provide the financial statements and pro forma financial information required by Item 9.01 of Form 8-K and (b) to correctly identify in item 2.03 the source of the funds (Company cash) used to repay the Company’s then existing term loan with People’s.

Item 2.03 Creation of a Direct Financial Obligation

On April 3, 2017, the Company signed an amended and restated loan agreement (the “Loan Agreement”) with People’s United Bank, National Association that included a $31 million term portion and a $10 million revolving credit portion. The full proceeds of the term portion, $5 million of the revolving credit portion, and $3.5 million of Company cash on hand was used to acquire 100% of the issued and outstanding stock of Velvac Holdings, Inc.  In connection with the Loan Agreement, the Company also used its cash on hand to repay the remaining balance of its then outstanding term loan (approximately $1.4 million) with the lender.  The term portion of the loan requires quarterly principal payments of $387,500 for a two-year period beginning July 3, 2017.  The repayment amount then increases to $775,000 per quarter beginning July 1, 2019.  The term loan is a five-year loan with the remaining balance due on March 1, 2022.  The revolving credit portion has a quarterly commitment fee ranging from 0.2% to 0.375% based on operating results.  Under the terms of the Agreement, this rate will be 0.25% for the first six months.  The revolving credit portion has a maturity date of April 1, 2022.  On April 3, 2017, the Company borrowed approximately $6.6 million on the revolving credit facility.

The interest rates on the term and revolving credit portion of the Loan Agreement vary.  The interest rates may vary based on the LIBOR rate plus a margin spread of 1.75% to 2.50%.  The margin spread is based on operating results calculated on a rolling-four-quarter basis.  The Company may also borrow funds at the lender’s prime rate.  On April 3, 2017, the interest rate for one half ( $15.5 million) of the term portion was 2.98%, using a 1 month LIBOR rate and 3.15% on the remaining balance ($15.5 million) of the term loan based on a 3 month LIBOR rate. The interest rate on the first $5 million of the revolving credit portion was 2.98% with the remaining balance of approximately $1.6 million at 4.0%, the bank’s prime rate.

The Company’s loan covenants under the Loan Agreement require the Company to maintain a consolidated minimum debt service coverage ratio of at least 1.1 to 1 for periods through December 31, 2018 and 1.2 to 1 thereafter to be tested quarterly on a twelve-month trailing basis.  In addition, the Company will be required to show a maximum total leverage ratio of 4.0x for periods through December 31, 2018, 3.5x for the period January 1, 2019 through December 31, 2019, 3.25x for the period January 1 2020 through December 31, 2020 and 3.0x thereafter.

On April 4, 2017, the Company entered into an interest rate swap contract with the lender with an original notational amount of $15,500,000, which is equal to 50% of the outstanding balance of the term loan on that date.  The notational amount will decrease on a quarterly basis beginning July 3, 2017 following the principal repayment schedule of the term loan.  The Company has a fixed interest rate of 1.98% on the swap contract and will pay the difference between the fixed rate and LIBOR when LIBOR is below 1.98% and will receive interest when the LIBOR rate exceeds 1.98%.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Velvac Holdings, Inc. for the year ended December 31, 2016 and the related notes are attached as Exhibit 99.6 to this current report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information as the and the year ended December 31, 2016 are attached as Exhibit 99.5 to this current report Form 8-K/A and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Exhibit Title

99.5	Unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2016
99.6	Audited consolidated financial statements of Velvac Holdings, Inc. for the year ended December 31, 2016 and the related notes
99.7	Consent of RSM US LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: June 19, 2017	By: /s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer